===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               BROOKSTONE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                BROOKSTONE, INC.
                              17 Riverside Street
                          Nashua, New Hampshire 03062

                                  May 12, 2000

Dear Stockholder:

  We cordially invite you to attend our 2000 Annual Meeting of Stockholders, which will be held at 9:30 a.m. (local time) on June 13, 2000 at The Fleet Conference Center, 35th Floor, 100 Federal Street, Boston, Massachusetts.

  Details of business to be conducted at the Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting and proxy statement. Please read the proxy statement and complete, sign and return your proxy promptly in the enclosed envelope.

  We hope you will join us on June 13th for our annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                 Sincerely,

                                 /s/ Michael F. Anthony

                                 MICHAEL F. ANTHONY
                                 President and Chief
                                 Executive Officer

                               BROOKSTONE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 13, 2000

  Notice is hereby given that the Annual Meeting of Stockholders of Brookstone, Inc., a Delaware corporation, will be held at The Fleet Conference Center, 35th Floor, 100 Federal Street, Boston, Massachusetts on June 13, 2000 at 9:30 a.m. (local time) for the following purposes:

  1. To elect five directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors shall be elected or qualified;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 3, 2001;

  3. To approve and adopt the Company's 2000 Employee Stock Purchase Plan;
     and

  4. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

  Only stockholders of record at the close of business on May 1, 2000 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from June 3, 2000 to the date of the meeting at the offices of Ropes & Gray, (attn: David B. Walek, Esq.) One International Place, Boston, Massachusetts 02110.

                                          By Order of the Board of Directors

                                          /s/ Philip W. Roizin

                                          PHILIP W. ROIZIN
                                          Executive Vice President, Finance
                                          and Administration, Treasurer and
                                          Secretary

Nashua, New Hampshire
May 12, 2000

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING.
 PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR
                 NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               BROOKSTONE, INC.

                               ----------------

                        Annual Meeting of Stockholders

                                 June 13, 2000

                               ----------------

                                PROXY STATEMENT

  The enclosed form of proxy is solicited on behalf of the Board of Directors of Brookstone, Inc., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Fleet Conference Center, 35th Floor, 100 Federal Street, Boston, Massachusetts, on June 13, 2000 at 9:30 a.m. (local time) and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

  The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may solicit proxies by officers, directors and regular employees of the Company in person or by telephone or telegraph. Any officers and regular employees of the Company who engage in any such solicitation will receive no compensation in addition to their regular salaries. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

  In the absence of contrary instructions, the persons named as proxies will vote for (i) the election of the nominees for director named below, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 3, 2001, and (iii) the approval and adoption of the Company's 2000 Employee Stock Purchase Plan. The holders of record of shares of the common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on May 1, 2000 are entitled to receive notice of and to vote at the Annual Meeting. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. As of April 26, 2000, the Company had issued and outstanding 8,297,346 shares of Common Stock held by 182 holders of record.

  Consistent with state law and the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The five nominees who receive the greatest number of votes properly cast for the election of directors will be elected. An affirmative vote of a majority of votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending February 3, 2001 and to approve and adopt the Company's 2000 Employee Stock Purchase Plan. The tellers will count the total number of votes cast "FOR" such ratification for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will be counted as votes properly cast with regard to the matter. Accordingly, such abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors or the ratification of the appointment of independent accountants.

  It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about May 12, 2000.

  The Annual Report of the Company, including consolidated financial statements for the fiscal year ended January 29, 2000 ("Fiscal 1999"), is being mailed to the Company's stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

  Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as directors for a term of one year expiring at the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. It is expected that each nominee will be able to serve, but the proxies reserve discretion to vote or refrain from voting for a substitute nominee if a nominee is unable to serve. Each of the following nominees currently serves as a director of the Company. The nominees are as follows:

Nominees as Directors

Michael F. Anthony, 45
Chairman of the Board, President and Chief Executive Officer

  Mr. Anthony was appointed Chairman of the Board in March 1999 and has been President and Chief Executive Officer of the Company since September 1995. From October 1994 until he assumed the function of Chief Executive Officer, Mr. Anthony served as President and Chief Operating Officer of the Company. From 1989 to October 1994 he held various senior executive positions with Lechter's, Inc., a nationwide chain of specialty housewares stores, including President in 1994, Executive Vice President from 1993 to 1994 and Vice President/General Merchandise Manager from 1989 to 1993. From 1978 to 1989 he was with Gold Circle, which at the time was a division of Federated Department stores, where he held various merchandising positions, including Divisional Vice President/Divisional Merchandise Manager from February 1986 to 1989.

Mone Anathan, III, 61
Director

  Mr. Anathan has been a director of the Company since December 1989. Presently an independent investor, from July 1988 through June 1997, Mr. Anathan served as President, Treasurer and a director of Filene's Basement Corp., an off-price specialty apparel chain. From June 1997 until November 1999, he served Filene's Basement Corp. in the capacity of Vice Chairman of the Board of Directors and Chairman of the Executive Committee. He served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until Filene's Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July 1988. Mr. Anathan is a director of Boston Advisors Trust.

Michael L. Glazer, 52
Director

  Mr. Glazer served as President of Consolidated Stores Corporation, a leading value retailer specializing in close-out merchandise operating nationwide, from May 1995 until May 1996 when Consolidated acquired K.B Toys, the nation's largest mall-based toy retailer. Mr. Glazer has served as President and Chief Executive Officer of K.B Toys since May 1996. In addition to these positions, Mr. Glazer has also served as a member of Consolidated's board of directors since June 1991. From September 1990 to January 1995, he served as President of The Bombay Company, Inc., a specialty retailer operating stores throughout the United States and Canada. Mr. Glazer is a director of KBKids.com and Berkshire Life Insurance Company.

Adam W. Kirsch, 38
Director

  Adam W. Kirsch is the Founder of NetVentures, a venture capital firm focused on early-stage Internet businesses, and he is also a Special Limited Partner of Bain Capital, Inc., a private equity investment firm. From May 1993 until he founded NetVentures in July 1999, Mr. Kirsch was a Managing Director of Bain Capital, Inc. From 1990 to 1999, Mr. Kirsch was a General Partner of Bain Venture Capital, a California Limited Partnership ("BVC"); he started with BVC in 1985 as an associate. Prior to 1985, Mr. Kirsch was a consultant at Bain & Company, where he worked in mergers and acquisitions. He serves on the board of several companies including Dade Behring Inc., a manufacturer and marketer of in vitro diagnostic products and services to clinical laboratories; Wesley Jessen VisionCare, Inc., a manufacturer of contact lenses; Therma Wave, Inc., a manufacturer of semi-conductor capital equipment; MyCounsel.com, an internet-based provider of legal products and services; AntiquesAmerica.com, an internet-based media and commercial services provider for the antiques industry; Kaivo.com, an internet-based provider of Linux software and services; and OpenStudio.com, an on-line provider of content, community, and commerce featuring leading fine craft artisans.

Robert F. White, 44
Director

  Robert F. White has been a director of the Company since August 1991. Mr. White has been a managing director of Bain Capital, Inc., a private venture capital firm, since April 1993, and a general partner of BVC since 1987. Mr. White currently serves on the board of directors of Domino's Pizza, an international franchisor of pizza delivery stores; Modus Media, a supply chain management and logistics company; Totes, Inc., a designer and distributor of umbrellas and related rainwear; and Stream International Inc., a technical support and service firm; and previously served as a director of a number of private companies, including Domain, Inc., a home furnishings specialty retailer.

  NOTE: In Fiscal 1999, during Mr. Anathan's tenure as an executive officer of Filene's Basement Corp., that corporation filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

Board Recommendation

  The Board of Directors recommends a vote "FOR" each of the director nominees listed above. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 26, 2000 (unless otherwise indicated) (i) individually by the chief executive officer and each of the other officers of the Company listed in the Summary Compensation Table contained in this Proxy Statement (the "Named Executive Officers") and by each director of the Company, (ii) by all executive officers and directors of the Company as a group and (iii) by each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                                      Common Stock Beneficially
                                                               Owned(1)
                                                      --------------------------
                                                      Number
                                                        of      Percentage of
                                                      Shares  Outstanding Shares
                                                      ------- ------------------
   EGS Management, L.L.C.(2)......................... 923,443        11.1%
   EGS Associates, L.P.
   EGS Partners, L.L.P.
   Bev Partners, L.P.
   Jonas Partners, L.P.
    350 Park Avenue
    New York, NY 10022

   FMR Corp.(3)...................................... 763,600         9.2%
    82 Devonshire Street
    Boston, MA 02109

   David A. Rocker(4)................................ 611,600         7.4%
    c/o Rocker Partners, L.P.
    Suite 1759
    45 Rockefeller Plaza
    New York, NY 10111

   P.A.W. Capital Corp.(5)........................... 560,000         6.7%
    10 Glenville Street
    Greenwich, CT 06831

   Dimensional Fund Advisors Inc.(6)................. 491,200         5.9%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401

   Systematic Financial Management, L.P.(7).......... 456,203         5.5%
    Glenpointe East, 7th Floor
    Frank W. Burr Boulevard
    Teaneck, NJ 07666

   Michael F. Anthony+*(8)........................... 326,400         3.9%

   Mone Anathan, III*(9).............................  26,392          **

   Adam W. Kirsch*(10)...............................  31,695          **

   Michael L. Glazer*(11)............................  17,000          **

   Robert F. White*(12)..............................  65,783          **

   Philip Roizin+(13)................................  24,750          **

   Alexander M. Winiecki+(13)........................  66,992          **

   Steven C. Strickland+(13).........................  15,500          **

   Scott R. Ornstein+(14)............................       0          **

   All directors and executive officers as a group
    (8 persons)(15).................................. 574,512         6.9%

--------
 + Named Executive Officer.
 * Director of the Company.
** Less than 1% of the outstanding Common Stock.
 (1) Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options") as set forth below.
 (2) Reflects ownership based upon a Schedule 13G/A dated February 14, 2000 and filed with the Securities and Exchange Commission on February 16, 2000. Includes: (1) 172,150 shares beneficially owned by EGS Associates, L.P. ("EGS Associates"), (2) 584,730 shares purchased for discretionary accounts managed by EGS Partners, L.L.C. ("EGS Partners"), (3) 68,350 shares beneficially owned by Bev Partners, L.P. ("Bev Partners"), (4) 75,813 shares beneficially owned by Jonas Partners, L.P. ("Jonas Partners"), and (5) 316,313 shares beneficially owned by EGS Management, L.L.C. ("EGS Management") through the beneficial ownership of EGS Associates, Bev Partners and Jonas Partners. EGS Associates, Bev Partners and Jonas Partners are each private investment partnerships. EGS Partners is a registered investment adviser engaging in the purchase and sale of securities for investment on behalf of discretionary accounts. Each of EGS Associates, EGS Partners (with respect to shares held by its managed discretionary accounts), Bev Partners, Jonas Partners and EGS Management (with respect to shares held by EGS Associates, Bev Partners and Jonas Partners) has the power to vote and to dispose of the shares beneficially owned by it. Each of the discretionary accounts is a party to an investment management agreement with EGS Partners pursuant to which EGS Partners has investment authority with respect to securities held in such account. One of such discretionary accounts, Lockheed Martin Investment Management Co., owns 582,230 shares or 7.1% of the outstanding shares.
 (3) Reflects ownership as of December 31, 1999 based upon a Schedule 13G/A dated February 14, 2000 and filed with the Securities and Exchange Commission.
 (4) Reflects ownership based upon a Schedule 13G, Amendment No. 1 dated February 10, 2000 and filed with the Securities and Exchange Commission on February 11, 2000. Includes: (1) 446,100 shares owned by Rocker Partners, L.P.; and (2) 165,500 shares owned by Compass Holdings, Ltd. David Rocker has sole voting and dispositive power over the aggregate amount of 611,600 shares by virtue of his respective positions as the sole managing partner of Rocker Partners, L.P. and as the president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd.
 (5) Reflects ownership based upon a Schedule 13G/A dated February 10, 2000 and filed with the Securities and Exchange Commission on February 11, 2000. Shares are held by funds or managed accounts over which P.A.W. Capital Corp. or its majority shareholder and President, Peter A. Wright, has investment discretion.
 (6) Reflects ownership based upon a Schedule 13G dated February 4, 2000 and filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
 (7) Reflects ownership based upon a Schedule 13G dated February 22, 2000 and filed with the Securities and Exchange Commission.
 (8) Includes 325,000 shares issuable upon exercise of presently exercisable stock options.
 (9) Includes 17,392 shares issuable upon exercise of presently exercisable stock options.
(10) Includes 14,000 shares issuable upon exercise of presently exercisable stock options.
(11) Includes 14,000 shares issuable upon exercise of presently exercisable stock options.
(12) Includes 14,000 shares issuable upon exercise of presently exercisable stock options.
(13) Consists solely of shares issuable upon exercise of presently exercisable stock options.
(14) See Note 5 to "Compensation of Executive Officers."
(15) Includes 491,634 shares issuable upon exercise of presently exercisable stock options. See also notes (8) through (14) to this table.

                       BOARD OF DIRECTORS AND COMMITTEES

  During Fiscal 1999, the Board of Directors of the Company held six meetings. Each director attended at least 75 percent of the meetings of the Board and the Committees of which he is a member except for Mr. Kirsch and Mr. Glazer who attended 67 percent of the Board Meetings. The Company pays to all directors who are not employees of the Company a quarterly fee of $2,500. Directors are reimbursed for their reasonable expenses in attending Board and Committee meetings.

  The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board does not have a Nominating Committee.

  The Audit Committee, which held one meeting during Fiscal 1999, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Committee deems appropriate. In addition, the Committee reviews the performance and retention of the Company's independent accountants and reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Anathan and White, neither of whom is an executive officer or employee of the Company, served on the Audit Committee in Fiscal 1999.

  The Compensation Committee, which held six meetings during Fiscal 1999, administers the Company's stock option plans and cash bonus plan, reviews the administration and performance of the Company's retirement plans and recommends to the Board of Directors the compensation and other employment terms of the Company's executive officers. Messrs. Anathan, Glazer and White, none of whom is an executive officer or employee of the Company, served on the Compensation Committee in Fiscal 1999.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for all services rendered to the Company for Fiscal 1999, Fiscal 1998 and Fiscal 1997.

                          Summary Compensation Table

                                                                           Long Term
                                                Annual Compensation     Compensation(3)
                                              ------------------------ ------------------
        Name and                                        Other Annual     Common Shares       All Other
   Principal Position       Year      Salary  Bonus(1) Compensation(2) Underlying Options Compensation(4)
   ------------------    ----------- -------- -------- --------------- ------------------ ---------------
Michael F. Anthony...... Fiscal 1999 $500,833 $846,320         --               --            $9,150
 Chairman, President and Fiscal 1998 $435,000 $518,421         --               --            $7,523
 Chief Executive Officer Fiscal 1997 $400,000 $243,735         --           125,000           $4,455

Philip W. Roizin........ Fiscal 1999 $260,000 $198,448         --               --            $7,118
 Executive Vice
  President,             Fiscal 1998 $250,000 $129,669         --               --            $5,533
 Finance and
  Administration         Fiscal 1997 $210,000 $ 64,635         --            30,000           $  480

Steven C. Strickland.... Fiscal 1999 $240,000 $160,877         --               --            $5,383
 Vice President,         Fiscal 1998 $203,076 $ 86,918         --               --            $5,015
 Marketing               Fiscal 1997 $160,000 $ 41,517         --            25,000           $2,688

Alexander M. Winiecki... Fiscal 1999 $230,000 $154,175         --               --            $7,987
 Senior Vice President,  Fiscal 1998 $210,000 $ 80,216         --               --            $6,835
 Store Operations        Fiscal 1997 $200,000 $ 51,770         --            25,000           $3,632

Scott R. Ornstein(5).... Fiscal 1999 $205,175 $      0         --               --            $  402
 Vice President,         Fiscal 1998 $164,423 $ 96,088     $41,700(6)        50,000(5)        $  352
 General Merchandise     Fiscal 1997 $130,769 $      0         --            30,000(5)        $  178
 Manager

--------
(1) Payments made under the Company's Management Incentive Bonus Plan (the "MIB Plan"), the principal performance-based cash compensation program for executive officers of the Company, in respect of performance in Fiscal 1999, Fiscal 1998 and Fiscal 1997 were, respectively, $836,440, $509,364 and $240,000 to Mr. Anthony; $193,310, $125,450 and $63,000 to Mr. Roizin;
    $149,630, $76,648 and $50,000 to Mr. Winiecki; $156,135, $83,639 and
    $40,000 to Mr. Strickland; and $0, $94,094 and $0 to Mr. Ornstein. All other amounts in this column for Fiscal 1999, Fiscal 1998 and Fiscal 1997 were paid to the Named Executive Officer under the Company's Profit Sharing Plan, in which all employees of the Company participate.
(2) While each of the Named Executive Officers enjoys certain prerequisites, such prerequisites did not, except as disclosed, exceed the lesser of $50,000 or 10% of such officer's salary and bonus in each of Fiscal 1999, Fiscal 1998 and Fiscal 1997.
(3) No other forms of Long Term Compensation were awarded to the Named Executive Officers in Fiscal 1999, Fiscal 1998 and Fiscal 1997.
(4) For Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively, All Other Compensation represents (i) the following dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each of the Named Executive Officers: Mr. Anthony--$2,750, $2,790 and $2,590; Mr. Roizin--$718, $800 and $480; Mr. Winiecki--$1,587,
    $2,102 and $1,232; Mr. Strickland--$413, $436 and $288; and Mr. Ornstein--
    $402, $352 and $178 and (ii) the following dollar value of contributions made by the Company to the Company's defined contribution plan for the benefit of the Named Executive Officers: Mr. Anthony--$6,400, $4,733 and $1,865; Mr. Roizin--$6,400, $4,733, and $0; Mr. Winiecki--$6,400,$4,733
    and $2,400; Mr. Strickland--$4,970, $4,579 and $2,400; and Mr. Ornstein--
    $0, $0 and $0. In March 1998, the Company froze the Brookstone Pension Plan, ceased its practice of making discretionary employer contributions to employee accounts under its defined contribution plan and instituted a non-discretionary employer matching contribution under such plan. See "Report of the Compensation Committee--March 1998 Amendments to the Pension and 401(k) Plans."
(5) Mr. Ornstein resigned his position of Vice President, General Merchandise Manager effective December 17, 1999. Mr. Ornstein originally joined the Company in April 1995. Effective November 7, 1997, Mr. Ornstein,
   then Vice President, General Merchandise Manager, resigned that position. At that time, all unexercisable stock options held by him terminated in accordance with their terms. Effective May 11, 1998, Mr. Ornstein rejoined the Company in his former capacity and was granted new stock options. Again, all unexercisable stock options then held by Mr. Ornstein terminated in accordance with their terms when he resigned in December 1999.
(6) Includes a relocation allowance of $37,200 in Fiscal 1998.

                       Option/SAR Grants in Fiscal 1999

  There were no option/SAR grants during Fiscal 1999 to the Named Executive Officers.

  The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during Fiscal 1999, (ii) the number of unexercised options held by the Named Executive Officers as of January 31, 2000 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($17.00 at January 31, 2000) exceeds the exercise price) as of January 31, 2000:

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                             Number of Securities      Value of Unexercised
                          Shares            Underlying Unexercised         In-the-Money
                         Acquired               Options/SARs at           Options/SARs at
                            on     Value       January 31, 2000          January 31, 2000
    Name                 Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
    ----                 -------- -------- ------------------------- -------------------------
Michael F. Anthony......    --       --         325,000/100,000        $2,187,500/$825,000
Philip W. Roizin........    --       --          24,750/55,250           $179,625/$414,875
Steven C. Strickland....    --       --          13,000/17,000           $111,000/$140,250
Alexander M. Winiecki...    --       --          56,992/87,998           $709,541/$782,860
Scott R. Ornstein.......    --       --               0/0                       0/0

Pension Plan

  The Company has a defined benefit Pension Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, for eligible employees who have completed one year of service with 1,000 or more hours of employment. In general, all employees of the Company are eligible to participate, excluding (i) a director of the Company who is not employed by the Company in any other capacity, (ii) any person whose compensation consists of a retainer or a fee, and (iii) any person who is a nonresident alien. In March 1998, the Board of Directors approved an amendment to the Pension Plan such that no future benefits will accrue under the Plan beyond May 31, 1998. No further years of service will be counted toward the calculation of benefits and final average compensation rates will be curtailed as of May 31, 1998. See "--Report of the Compensation Committee."

  The table below sets forth the estimated average annual benefits at normal retirement to participants in the specified compensation and years-of-service classifications.

                              Pension Plan Table

                                                    Years of Service
                                         ---------------------------------------
Compensation*                              15      20      25      30      35
-------------                            ------- ------- ------- ------- -------
$125,000................................ $23,723 $31,630 $39,538 $47,446 $52,717
 150,000................................ $28,973 $38,630 $48,288 $57,946 $64,384

--------
* Based upon salary and bonuses.

  Benefits under the Pension Plan are based upon years of credited service (not in excess of 33 1/3 years) and final average compensation. A participant earned one year of credited service for each year in which the participant completed 1,000 or more hours of employment prior to May 31, 1998, and a participant's final average compensation is the average of the participant's highest five consecutive years' compensation during the participant's years of employment completed prior to May 31, 1998. Compensation covered by the Pension Plan for the Named Executive Officers generally corresponds with the aggregate of base salary and bonus as reported in the Summary Compensation Table above. For purposes of the Pension Plan, a participant's compensation is capped at $150,000 (adjusted annually). Benefits shown are computed as a straight life annuity with no deduction for Social Security benefits or other offset amounts. A participant becomes vested under the Pension Plan once he or she has earned five years of credited service.

  As of May 31, 1998, the day on which future benefits ceased to accrue, the Named Executive Officers had the following number of years of credited service: Mr. Anthony--three years; Mr. Roizin--one year; Mr. Winiecki--seven years and Mr. Strickland--two years.

Employment Agreements

  Mr. Anthony has entered into an employment agreement with the Company expiring upon the earliest to occur of his resignation, death, permanent disability or incapacity or his termination by the Company with or without cause. The agreement provides for an annual salary, participation in the MIB Plan and any other performance-based compensation programs available to the Company's senior executives, and for certain fringe benefits, including contributions for health and dental coverage, term life insurance in an amount of at least $1,000,000, long term disability coverage, participation in the Company's Pension Plan, and certain other benefits. The agreement provides that if Mr. Anthony is terminated by the Company without cause (as defined) or terminates his employment for good reason (as defined), Mr. Anthony is entitled, subject to complying with certain confidentiality and non-competition obligations, to continued payment of his base salary and certain of his fringe benefits until twelve months following termination of his employment, as well as a pro rata bonus payment under the MIB Plan for the fiscal year in which termination occurs based upon the number of days he was employed in such year. Severance benefits are reduced by any amounts received by Mr. Anthony from other employment during the severance period. If Mr. Anthony's employment terminates because of his death, disability or incapacity, Mr. Anthony is entitled to a pro rata bonus payment under the MIB Plan for the fiscal year in which such termination occurs based upon the number of days he was employed in such year and payments to which he is entitled under any other Company benefit plans, including any long-term disability plan. The agreement also provides that Mr. Anthony shall not disclose or use any confidential information of the Company and not compete with the Company during the period of his employment and for one year thereafter, unless Mr. Anthony's employment is terminated without cause, in which case the non-competition period ends upon Mr. Anthony's termination. The agreement provides that Mr. Anthony will not recruit any employee of the Company for employment in any other business until one year after the termination of Mr. Anthony's employment with the Company.

  Mr. Roizin and Mr. Winiecki are employed by the Company pursuant to employment agreements providing for a base salary and participation in the MIB Plan and various other employee benefit plans, including medical, vacation, disability and pension. These agreements provide for a severance benefit if the executive is terminated for any reason other than cause consisting of base salary continuation for 12 months following termination (subject to offset for income earned from other employment or from self-employment).

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation of executive officers of the Company and administers the Company's 1992 Equity Incentive Plan, Management Incentive Bonus Plan and 1999 Equity Incentive Plan. The Committee regularly reports on its activities to the Board of Directors. The Committee was comprised in Fiscal 1999 of three outside directors who are not officers or employees of the Company and who were not eligible to participate in any of the plans or programs that the Committee administers.

Compensation Philosophy

  The Company's executive compensation programs are based on the belief that the interests of the Company's executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties a significant portion of overall compensation to the financial performance of the Company. The Committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

  . provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value; and

  . establish annual incentives for senior management that are directly tied to the overall financial performance of the Company.

Compensation Programs and Practices

  Base Salary. Salaries of executive officers are established by the Committee based on an executive officer's scope of responsibilities, level of experience, individual performance and contribution to the business. From time to time, the Company conducts salary surveys to determine whether the salaries of its employees, including its executive officers, are in line with retailers of similar size.

  Management Incentive Bonus Plan. The Company has in effect a Management Incentive Bonus Plan (the "MIB") under which executive officers and other key management employees selected by the Board may receive incentive awards in the form of cash bonuses and may under certain circumstances receive additional awards in the form of MIB Options granted under the 1992 Equity Incentive Plan. The purpose of the MIB Plan is to tie a significant portion of annual pay directly to key financial results. Bonus awards are based on annual performance criteria established by the Committee with respect to attainment by the Company of specified levels of income from operations, as well as performance criteria applied on an individual basis. The Company must attain a threshold level of income from operations in order for MIB Plan participants to be eligible for any bonus payments under the Plan. MIB Plan participants earn awards defined in terms of percentages of their base salaries. These percentages are determined by the Company's attainment of specified levels of income from operations, with higher levels of income from operations resulting in higher percentages. Unless altered by the Committee, participants automatically receive 70% of the percentage of base salary so determined if the Company attains the target level of income from operations and can earn the remaining 30% based upon individual performance. Individual performance criteria are determined by the Committee toward the beginning of each fiscal year. In the case of executive officers other than the Chief Executive Officer, individual performance criteria are determined after taking into consideration the recommendation of the Chief Executive Officer.

  In Fiscal 1999, the Company exceeded the threshold level of income from operations established by the Committee in order for bonuses to be payable under the Plan. As a result of applying the MIB Plan's formula, the Company paid the following bonuses under the MIB Plan in respect of Fiscal 1999:
$836,440 to Mr. Anthony; $193,310 to Mr. Roizin; $149,630 to Mr. Winiecki; $156,135 to Mr. Strickland and $0 to Mr. Ornstein.

  Unless modified by the Board or the Committee, the MIB Plan provides for annual limits on cash bonuses payable pursuant to the MIB Plan equal to 100% of base salary, in the case of the Chief Executive Officer, and 50% of base salary, in the case of other participants. In Fiscal 1999, the Committee established a limit of 170% of base salary for Mr. Anthony and 75% for the other participants.

  In addition, if an individual and the Company attain performance criteria in excess of levels yielding the maximum cash bonus award payable to him or her under the MIB Plan, the Company must either (i) award options under the 1992 Equity Incentive Plan to such individual to purchase that number of shares of Common Stock equal to the additional bonus that would have been payable under the MIB Plan absent the applicable cash bonus limit divided by the fair market value of a share of Common Stock on the date of grant or (ii) award the participant cash in an amount equal to the value of such options at the time of grant (or a combination of such awards). In the case of options, the aggregate of such awards for all participants cannot exceed 50,000 shares with respect to any one fiscal year. The exercise price of any such options will be 100% (110% in the case of an incentive stock option granted to a 10% shareholder) of the fair market value at the time of grant, and, unless otherwise specified at the time of grant, such options become exercisable in equal increments on each of the first through third anniversaries of the date of grant. In Fiscal 1999, participants in the MIB Plan did not earn awards in excess of their maximum cash bonuses.

  Profit Sharing Plan. The Company has in effect a Profit Sharing Plan under which employees (including all of the Company's executive officers) who are regularly scheduled to work 52 weeks per year and have been employed by the Company for more than 90 days participate. The Profit Sharing Plan provides for a bonus pool equal to a specified percentage of net income established year-to-year by the Board of Directors (5% for Fiscal 1999), less the amount paid by the Company in respect of Pension Plan funding obligations. Participants who are hourly employees receive an amount calculated on the basis of their W-2 earnings equal to their pro rata share of such bonus pool. Participants who are salaried employees receive an amount calculated on the basis of their base wage equal to their pro rata share of such bonus pool.

  March 1998 Amendments to the Pension and 401(k) Plans. In March 1998, the Company amended the Brookstone Pension Plan such that no future benefits would accrue thereunder subsequent to May 31, 1998. Concurrently with the freezing of the Pension Plan, the Company amended the 401(k) Plan to provide for a non-discretionary employer matching contribution equal to four percent of each participant's covered compensation (subject to the maximum salary level prescribed in the Internal Revenue Code). Prior to this amendment, the Company was permitted to make contributions to the 401(k) Plan accounts of its employees in the Board's discretion. The Company elected to make such a matching contribution in each of 1995, 1996 and 1997 in an amount equal to one-half of the first three percent of each participant's covered compensation (subject to the maximum salary level prescribed in the Internal Revenue Code). By freezing the Pension Plan, making the matching contribution mandatory and increasing such mandatory contribution to the 401(k) Plan, the Committee provided the Company's employees with investment control over portable retirement benefits that are not contingent upon extensive service periods. The Committee believes that these changes have been, and will continue to be, received enthusiastically by the Company's employees and will serve to aid in the attraction and retention of qualified employees.

  Stock Options. The Committee strongly believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executives only if there is an increase in stockholder value. Stock options are granted to executive officers and selected employees whose contributions and skills are important to the long-term success of the Company.

  On July 3, 1997, the Committee granted options to purchase up to 265,000 shares of the Company's Common Stock to the Company's seven executive officers in office at that time. Each of these options vests automatically on July 3, 2002, or earlier if and when: (a) as to the first 20 percent of each such grant, the closing market value of the Company's Common Stock (the "Market Value") has equaled or exceeded $15 per share for a period of 30 consecutive trading days, (b) as to the second 30 percent of each such grant, the Market Value has equaled or exceeded $20 per share for a period of 30 consecutive trading days and (c) as to the final 50 percent of each such grant, the Market Value has equaled or exceeded $25 per share for a period of 30 consecutive trading days.

Discussion of Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

  Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1995 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. To date, the annual cash compensation payable to any executive officers has not exceeded the $1 million threshold. In addition, the Company's 1992 Equity Incentive Plan and 1999 Equity Incentive Plan have been designed so that stock options and stock appreciation rights granted under such Plan will be excluded from the deduction limit.

                                          Compensation Committee

                                          Robert F. White
                                          Mone Anathan, III
                                          Michael L. Glazer

                               PERFORMANCE GRAPH

  The following stock price performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of the University of Chicago Center for Research in Security Prices Index for NASDAQ Retail Trade Stocks from January 28, 1995 through January 29, 2000.



                             [GRAPH APPEARS HERE]

                                   1/28/95 2/3/96 2/1/97 1/31/98 1/30/99 1/29/00
                                   ------- ------ ------ ------- ------- -------
Brookstone........................ 100.00  120.45 170.21 248.76  299.84  353.51
S&P 500........................... 100.00  138.58 175.03 222.12  294.28  316.74
NASDAQ Retail..................... 100.00  112.18 137.78 160.76  196.56  161.07

--------
Note: The stock price performance on the graph above is not necessarily indicative of future price performance.

    RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

  Based upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 3, 2001. PricewaterhouseCoopers LLP's predecessor, Price Waterhouse LLP, served as the Company's independent accountants since the fiscal year ending February 1, 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Board Recommendation

  The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

        APPROVAL AND ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

  One of the key components of the Company's culture is the fact that Company personnel are encouraged to "think like an owner" in performing their jobs. The Company's success in promoting this feeling of ownership has contributed to the Company's excellent performance over the years and has proved to be an excellent selling point for the Company in attracting and retaining the qualified personnel that are so important to the Company's success.

  In an effort to continue to promote this feeling of ownership among the Company's employees, the stockholders are being asked to vote on a proposal to approve a new employee stock purchase plan, to be called the Brookstone, Inc. 2000 Employee Stock Purchase Plan (the "Plan"). The Board of Directors has concluded that the Plan will (a) advance the interests of the Company and its subsidiaries (i) by further enhancing the feeling of ownership among the Company's employees by making it easier for employees to invest in the Common Stock; and (ii) by enhancing the Company's ability to attract and retain qualified employees; while (b) protecting the interests of the Company and its shareholders. Accordingly, the Board of Directors has approved the Plan, subject to stockholder approval.

  On May 3, 2000, the closing price per share of the Common Stock on the NASDAQ National Market was $17.00.

                                General Summary

  The following summary of the Plan is qualified in its entirety by the full text of the Plan that appears as Exhibit A to this Proxy Statement.

  The Plan is intended to qualify under Section 423 of the Internal Revenue Code. The maximum number of shares of the Common Stock available for issuance under the Plan, subject to adjustment for stock dividends, stock splits and similar events, is 75,000.

  The Plan is designed to enable eligible employees to purchase shares of Common Stock at a discount through payroll deductions. All employees who customarily work more than 20 hours per week and who have completed at least six months of continuous service as of the beginning of any option period (as explained below), other than employees who immediately after the grant of an option would own (or by application of certain attribution rules would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock, are eligible to participate. As of May 1, 2000, there were approximately 1,230 employees who would be eligible to participate in the Plan. Purchases may occur twice a year at the end of six-month option periods beginning on May 1 and November 1. The purchase price for Common Stock under the Plan is 85% of the fair market value of the Common Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. Participants may elect under the Plan to have between 2% and 10% of their pay withheld and applied to the purchase of shares at the end of the option period. The share maximum with respect to any option for any option period will be the lesser of (a) the largest number of whole shares determined by dividing $12,500 by the fair market value of one share on the first day of the option period and (b) 350 shares. The Plan is administered by the Board of Directors, which has delegated that responsibility to the Compensation Committee of the Board of Directors.

  If a participant's employment with the Company terminates, the participant's option to purchase shares for that period will be deemed canceled and the balance of the participant's payroll withholding account will be refunded. If a participant dies during the option period, the cash credited to the participant's withholding account will be delivered to the participant's estate.

  All participants granted options under the Plan with respect to any option period will have the same rights and privileges. Each participant's rights and privileges under any option granted under the Plan will be exercisable during the participant's lifetime only by him or her and, except as noted above on the death of the participant, may not be sold, pledged, assigned, or transferred in any manner. Nothing contained in the provisions of the Plan will be construed as giving to any employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any employee at any time.

Federal Income Tax Consequences

  The following discussion of certain federal income tax consequences associated with participation in the Plan is based on the law as in effect on the date of this Proxy Statement. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

  Under the Plan, no income is realized either upon the grant of an option at the beginning of an option period or upon the exercise of the option at the end of that period. If shares of Stock acquired upon exercise are disposed of within two years from the date of grant of the option, the participant realizes ordinary income at the time of disposition equal to the difference between the option price and the fair market value of the Stock on the date the option was exercised. A corresponding deduction is available to the Company. If shares acquired upon exercise are disposed of after the two-year period described above, or if the participant dies at any time while holding the shares, ordinary income is realized in an amount equal to the lesser of
(i) 15% of the fair market value of the shares at the time the option was granted, or (ii) the excess of the fair market value of the shares at the time of disposition (or death) over the exercise price. No deduction is available to the Company for this amount.

Board Recommendation

  The Board of Directors believes that the approval of the 2000 Employee Stock Purchase Plan described above will (a) advance the interests of the Company and its subsidiaries (i) by further enhancing the feeling of ownership among the Company's employees by making it easier for employees to invest in the Common Stock; and (ii) by enhancing the Company's ability to attract and retain qualified employees; while (b) protecting the interests of the Company and its shareholders. Accordingly, the Board of Directors has approved the Plan and recommends that the stockholders vote "FOR" the proposal to approve this measure. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  None of the Company's directors, executive officers or stockholders representing beneficial ownership of greater than ten percent of the Company's outstanding common stock failed to file the necessary forms within the time frames set forth in Section 16(a).

                             SHAREHOLDER PROPOSALS

  Proposals of stockholders submitted for consideration at the 2001 Annual Meeting of Stockholders must be received by the Company not later than February 16, 2001 in order to be considered for inclusion in the Company's proxy material for that meeting.

  The By-laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the meeting and must contain certain specified information concerning the stockholder submitting the proposal. In addition, the By-laws require that any such nomination of candidates for election as a director be accompanied by a petition signed by at least 100 record holders of capital stock entitled to vote in the election of directors, representing in the aggregate 1% of the outstanding capital stock entitled to vote thereon. Such procedures also authorize regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                OTHER BUSINESS

  The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                                                                      EXHIBIT A

                               BROOKSTONE, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of Plan

  The Brookstone, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Brookstone, Inc. ("Brookstone"), and such of its Subsidiaries as the Board of Directors of Brookstone (the "Board of Directors") may from time to time designate (Brookstone and such Subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of common stock, $.001 par value of Brookstone (such common stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of Brookstone. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of Brookstone under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Section 423 of the Code and shall be construed accordingly.

Section 2. Options to Purchase Stock

  Under the Plan, there is available an aggregate of not more than 75,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

Section 3. Eligible Employees

  Except as otherwise provided below, each Employee (a) who, as of the beginning of any Option Period (as that term is defined in Section 4), has completed six months or more of continuous service in the employ of the Company and (b) whose customary employment with the Company is more than 20 hours a week ,will be eligible to participate in the Plan.

  (a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

  (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

Section 4. Method of Participation

  The periods May 1 to October 31 and November 1 to April 30 of each year will be termed "Option Periods." The first such Option Period shall be the six-month period commencing on November 1, 2000. Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

Section 5. Payroll Deduction

  Each Participant's payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 2% nor more than 10% from the Participant's Compensation by means of substantially equal payroll deductions over the Option Period from payroll periods ending in the Option Period. For purposes of the Plan, "Compensation" means total compensation, excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits and the taxable value of a qualified or non-qualified stock option. A Participant may change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company's Human Resources Department at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account shall not be required to be set aside in trust or otherwise segregated from the Company's general assets.

Section 6. Grant of Options

  Each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal in number to the number of whole shares (not to exceed the share maximum as defined below) determined by dividing (i) the balance credited to the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7.

  The share maximum with respect to any Option for any Option Period shall be the lesser of:

  (a) the largest number of whole shares determined by dividing $12,500 by the fair market value of one share of Stock on the first day of the Option Period, and

  (b) 350 shares.

Brookstone will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient. Option grants under this Section 6 shall be automatic and need not be separately documented.

Section 7. Purchase Price

  The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value will mean the Closing Price of the Stock on the date of reference or, if such day is not a normal trading day, on the next preceding normal trading day. The "Closing Price" of the Stock on any day will be the last price quoted with respect to such Stock during normal trading hours, or, if there is no such quotation, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use. If the Closing Price of the Stock cannot be determined in accordance with the immediately preceding sentence, the Board of Directors shall make a good faith determination as to the fair market value of the Stock, which determination shall be final and binding on all persons.

Section 8. Exercise of Options

  If any Employee is a Participant in the Plan on the last business day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that Period. Upon such exercise, the Company will apply the balance of the Participant's withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver to the Participant certificates for (or will otherwise effectuate the transfer of) said shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued.

  Notwithstanding anything herein to the contrary, Brookstone's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Brookstone with other applicable legal requirements in effect from time to time.

Section 9. Interest

  No interest will be payable on withholding accounts.

Section 10. Cancellation and Withdrawal

  A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant and such former Participant may not participate in the Plan again until the next Option Period for which such former Participant is eligible pursuant to Section 3.

  A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his or her Option.

Section 11. Termination of Employment

  Except as otherwise provided in Section 12, upon the termination of a Participant's employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

Section 12. Death of Participant

  Except as otherwise provided by the Board of Directors, upon the death of a Participant during the Option Period, the Participant's Option will be cancelled and the cash credited to the Participant's withholding account will be delivered to the Participant's estate.

Section 13. Equal Rights; Participant's Rights Not Transferable

  All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and except as provided at
Section 12 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

Section 14. Employment Rights

  Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

Section 15. Change in Capitalization

  In the event of any change in the outstanding Stock of Brookstone by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

Section 16. Administration of Plan

  The Plan will be administered by the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable.

  The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

  The Board of Directors or the Committee, as the case may be, may delegate to other persons such ministerial tasks under the Plan as it deems appropriate.

Section 17. Amendment and Termination of Plan

  Brookstone reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board of Directors; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the shareholders of Brookstone within twelve months before or after its adoption.

  The Plan may be suspended or terminated at any time by the Board of Directors. In connection therewith, the Board of Directors may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board of Directors may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period).

Section 18. Approval of Shareholders

  The Plan and the exercisability of Options granted hereunder will be subject to the approval of the shareholders of Brookstone obtained within twelve months before or after the date the Plan is adopted by the Board of Directors.

                                      PROXY

                                BROOKSTONE, INC.

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 12, 2000, in connection with the 2000 Annual Meeting of Stockholders to be held at 9:30 a.m., on June 13, 2000, at The Fleet Conference Center, 35th floor, 100 Federal Street, Boston, Massachusetts, and hereby appoints Michael F. Anthony and Philip
W. Roizin and both of them (with full power to act alone), the attorneys and proxies of the undersigned with power of substitution to both to vote all shares of the Common Stock of Brookstone, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement:

     Election of all 5 directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)
     Nominees:
     (01) Michael F. Anthony, (02) Mone Anathan, III, (03) Adam W. Kirsch,
     (04) Michael L. Glazer, (05) Robert F. White.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

[X] Please mark
    votes as in
    this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR Proposal 2 and FOR Proposal 3.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------

     1. Election of Directors (see reverse)

                                 FOR     WITHHELD
                                 [_]       [_]

     [_]
        --------------------------------------
        For all nominees except as noted above

     2. Ratify the appointment of PricewaterhouseCoopers   FOR  AGAINST  ABSTAIN
        LLP as the independent accountants to examine      [_]    [_]      [_]
        the financial statements of the Company and its subsidiaries for the fiscal year ending
        February 3, 2001.

     3. Approve and adopt the 2000 Employee Stock          [_]    [_]      [_]
        Purchase Plan.

--------------------------------------------------------------------------------
                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]


                               Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:               Date:        Signature:                  Date:
          --------------      -------           -----------------      --------